Exhibit 23.2    Consent of McManus & Co. P.C., Independent Public Accountants



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement of Eagle Broadband, Inc., on Form S-8 of our report dated December 16, 2002, relating to the consolidated financial statements, which appear in the Annual Report on Form 10-K for the year ended August 31, 2002.



/s/McManus & Co., P.C.
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McManus & Co., P.C.
Certified Public Accountants
Rockaway, New Jersey

September 10, 2003